EXHIBIT 99.01

PITOOEY! Announces Letter of Intent to Acquire Social Media Monitoring Platform RAADR from BeanStalk Networks.

PHOENIX, December 10th, 2013 - PITOOEY!(TM) Inc., (OTCBB: PTOO) announced today that it has entered into a Letter of Intent to acquire the RAADR software, Web site and related trademarks in an asset purchase from BeanStalk Networks LLC in exchange for PTOO common shares.

“Combining the company’s social media expertise with the RAADR software platform, which allows for proactive social network monitoring, sentiment analysis and influencer discovery, creates a unique offering for our clients,” said Jacob DiMartino, CEO of Pitooey. “We are very excited about offering the RAADR software to our existing clients and expanding our reach in the fast growing social media space.” added DiMartino.

“We have built RAADR to be one of the most capable social monitoring and analytics tool in the marketplace,” added James P. Kelly, President and COO of BeanStalk Networks LLC. “We believe that Pitooey is uniquely positioned to take advantage of this asset and expand the customer based well beyond our traditional banking and financial services markets.”

RAADR was designed to be the most efficient way to capture bits of social flow that matter most to companies and individuals. Mentions of their company, brand or even commentary about employees, officers, directors or competitors can be easily discovered, categorized, archived and placed into context. Accessible from any connected computer or mobile devices and tablets, this cloud-based solution works 24x7 to track and notify subscribers of events and stories that count.

The completion of the contemplated transaction with BeanStalk Networks is subject to customary closing conditions and execution of a definitive agreement.

About PITOOEY!(TM), Inc.:

PITOOEY!, Inc. is a complete digital marketing agency offering small businesses unique service packages based on the clients’ desires and the type of following or “reach” they would like to establish. Pitooey! provides small businesses with the infrastructure, software and services that generate social media engagement, capture leads and drive online and offline sales. For more information, please visit: www.Pitooey.com

About BeanStalk Networks LLC

BeanStalk Networks dba OpenClose® is a pioneer of Software as a Service (SaaS) computing solutions for the financial industry since 1999. OpenClose, built in modern (.NET) technology is supported by mature, service-over-sales approach delivery. It provides a variety of Web-based solutions for credit unions, banks, and mortgage lenders from loan origination software, loan pricing, website design and social media marketing. In 2010, the company released OpenClose Social: the first online social media management solution for credit unions, banks, and mortgage lenders.  For more information about loan origination systems, visit OpenClose at www.openclose.com

Safe Harbor:

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief, or current expectations of Pitooey!, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Pitooey!, Inc.’s ability to control and their actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in PITOOEY!, Inc.’s filings with the Securities and Exchange Commission.

For further information contact:

Pitooey!, Inc. Public Relations and Shareholder Information

Cathy L. Fritz
Phone:  623-258-4986
Email: cathy@PITOOEY.com